                                                                EXHIBIT 10.2




                            AMENDED SERVICE CONTRACT


                 THIS AMENDED SERVICE CONTRACT ("Agreement") dated as of July 1, 1997, is made by and between The Millers Mutual Fire Insurance Company, a Texas mutual insurance company ("Millers Mutual"), The Millers Casualty Insurance Company, a Texas insurance company ("Millers Casualty"), and MiliRisk, Inc., a Texas corporation ("MiliRisk," and together with Millers Mutual and Millers Casualty, the "Parties").

                             PRELIMINARY STATEMENTS

         A. Millers Mutual, MiliRisk, and Millers Casualty are parties to a service contract, effective as of December 1, 1996, as amended (the "Prior Service Contract"), pursuant to which MiliRisk provides certain claims processing services to Millers Mutual and Millers Casualty.

         B. Millers Mutual, Millers Casualty, and MiliRisk desire to amend in its entirety the Prior Service Contract.

         C. Millers Mutual and Millers Casualty desire to procure certain claims processing services from MiliRisk in connection with the business of Millers Mutual and Millers Casualty and MiliRisk is willing to provide such services.

         NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                             STATEMENT OF AGREEMENT

                                   ARTICLE I.

                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Article I shall, for the purposes of this Agreement, have the meanings herein specified:

         "Effective Date" means July 1, 1997.

         "Fiscal Year" shall mean the period from January 1 through December 31 of each year.

         "Term of Agreement" means the period from the Effective Date until the Agreement is terminated pursuant to Article 5.

                                  ARTICLE II.

                       DUTIES AND OBLIGATIONS OF MILIRISK

         Section 2.1 Claims Processing Services. MiliRisk shall provide claims processing services for and on behalf of Millers Mutual and Millers Casualty which shall include, but shall not be limited to:

         (a) investigating, evaluating, appraising, settling and/or giving notice of the necessity to defend all claims;

         (b) reporting claims settlements to Millers Mutual and Millers Casualty which, if any payment is required, Millers Mutual or Millers Casualty, as appropriate, shall pay directly;

         (c) apprising Millers Mutual and Millers Casualty of major developments which arise in the administration, investigation, adjustment, or settlement of a particular claim and to communicate with Millers Mutual or Miller's Casualty's designated representative regarding all important matters concerning the proper disposition of claims involving complex or questionable circumstances. "Major developments" within the context of this section are understood to mean:

                 (i)      controverted claims;

                 (ii) receipt of an adverse medical report, e.g., "injury more serious than originally reported;"

                 (iii)    death of claimant;

                 (iv)     adverse ruling from a court; or

                 (v) the need for attorney representation in a previously unrepresented case;

         (d) refraining from disclosing the contents of Millers Mutual or Millers Casualty's files to third parties except as is reasonably necessary in carrying out the responsibilities under this Agreement or in delegating certain responsibilities to others as legally required;

         (e) maintaining a complete and accurate file on each reported claim.

                                  ARTICLE III.

                       COMPENSATION, EXPENSES AND PAYMENT

         Section 3.1 Fee. The compensation due MiliRisk from both Millers Mutual and Millers Casualty for services provided pursuant to Section 2.1 of this Agreement shall be an amount equal to the sum of (i) 7.5% of monthly net earned premiums for the Agribusiness line of business (the "Agribusiness Percentage"); (ii) 10.2% of monthly net earned premiums for the Commercial Casualty line of business (the "Commercial Casualty Percentage"), (iii) 8.5% of monthly net earned premiums for the Commercial Property line of business (the "Commercial Property Percentage"); and (iv) 7.5% of monthly net earned premiums for the Personal insurance lines of business (the "Personal Percentage"). The Agribusiness Percentage, Commercial Casualty Percentage, Commercial Property Percentage, and Personal Percentage shall be adjusted annually by agreement between the Parties; provided, however, that if the Parties cannot agree on a percentage within 60 days after the end of the calendar year, such percentage shall remain the same as the previous calendar year.

         Section 3.2 Invoicing and Payment. MiliRisk shall bill each of Millers Mutual and Millers Casualty monthly for services within 15 days after the end of each calendar month during the Term of Agreement. Payment shall be made by each of Millers Mutual and Millers Casualty within 30 days after the delivery of such invoice.

         Section 3.3 Late Payment. Any amount owing from Millers Mutual and/or Millers Casualty to MiliRisk that has not been paid by the due date shall be subject to a late payment charge of 1% per month.

                                  ARTICLE IV.

                    ACCESS TO INFORMATION, BOOKS AND RECORDS

         MiliRisk and its duly authorized representatives shall have access, to the extent necessary to perform the services pursuant to Section 2.1, to each of Millers Mutual and Millers Casualty's offices, facilities and records wherever located, in order to discharge MiliRisk's responsibilities hereunder; provided, however, Millers Mutual and Millers Casualty shall provide and make available to MiliRisk and its duly authorized representatives at MiliRisk's Fort Worth, Texas, USA offices, at MiliRisk's request, all such records required by MiliRisk to perform its duties pursuant to this Agreement. All records and materials furnished to MiliRisk by Millers Mutual and Millers Casualty in performance of this Agreement shall at all times during the Term of Agreement remain the property of Millers Mutual and Millers Casualty, as appropriate.

                                   ARTICLE V.

                     TERM AND TERMINATION OF THE AGREEMENT

         Section 5.1 Initial Term. This Agreement shall be effective from the Effective Date and shall continue for three (3) years thereafter (the "Initial Term"); subject, however, to the terms of Section 5.2 hereof. At the end of the Initial Term, this Agreement shall continue in force and effect for subsequent one (1) year periods unless terminated by any Party by written notice at least sixty (60) days prior to the anniversary date of the Effective Date.

         Section 5.2 Termination. This Agreement may be sooner terminated on the first to occur of the following:

         (a)     Termination by Mutual Agreement

                 In the event the Parties shall mutually agree in writing, this Agreement may be terminated on the terms and dates stipulated therein.

         (b)     Uncorrected Material Breach

                 In the event any Party shall fail to discharge any of its material obligations hereunder, or shall commit a material breach of this Agreement, and such default or breach shall continue for a period of thirty (30) days after any other Party has served notice of such default, this Agreement may then be terminated at the option of any nonbreaching Party by notice thereof to the breaching Party.

         Section 5.3 Effects of Termination. Except for covenants or other provisions herein that, by their terms, expressly extend beyond the Term of Agreement, the Parties' obligations hereunder are limited to the Term of Agreement.

         Section 5.4 Reimbursement by MiliRisk. In the event of termination under this Agreement, MiliRisk shall reimburse Millers Mutual and Millers Casualty within 30 days after such termination for fees paid by Millers Mutual and Millers Casualty but unearned by MiliRisk.

         Section 5.5 Force Majeure. If any Party shall be prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain material or services or acts of God, the defaulting party shall be excused from performance for the period of the delay and for a reasonable time thereafter.

                                  ARTICLE VI.

                          INDEMNIFICATION OF MILIRISK

         Section 6.1 Limitation of Liability. In providing services hereunder, MiliRisk shall have a duty to act, and cause its affiliates and designees to act, in a reasonably prudent manner. Neither MiliRisk, nor any officer, director, employee or agent of MiliRisk shall be liable to Millers Mutual and/or Millers Casualty for any error of judgment or for any loss incurred by Millers Mutual and/or Millers Casualty in connection with the matters to which this Agreement relates, except a loss resulting from the gross negligence or willful misconduct on the part of MiliRisk.

         Section 6.2 Indemnification. Millers Mutual and Millers Casualty hereby agree to indemnify and hold harmless MiliRisk from and against any and all claims, causes of action, liabilities, damages, costs, charges, fees, expenses (including reasonable attorneys' fees and expenses to be reimbursed as incurred), suits, orders, judgments, adjudications and losses of whatever nature and kind which MiliRisk or its affiliates or designees or for which MiliRisk or its affiliates or designees become liable as the result of the performance of MiliRisk's obligations and duties pursuant to this Agreement; provided, MiliRisk shall not be indemnified for gross negligence or willful misconduct on the part of MiliRisk.


                                  ARTICLE VII.

                                 MISCELLANEOUS

         Section 7.1 Relationship of Parties. This Agreement does not create a partnership, joint venture or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the Parties. Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility on MiliRisk for the debts or obligations of Millers Mutual or Millers Casualty or any of its affiliates. It is hereby expressly understood that MiliRisk is hereby engaged by Millers Mutual and Millers Casualty to provide claims processing services as an agent of Millers Mutual and Millers Casualty. MiliRisk, its affiliates and designees shall have the right to render similar services for other business entities and persons, including its own, whether or not engaged in the same business as Millers Mutual or Millers Casualty, and may enter into such other business activities as MiliRisk and its affiliates, in their sole discretion, may determine.

         Section 7.2 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors and assigns, and such agreements or assumption shall not inure to the benefit of any other party whomsoever, it being the intention of the Parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         Section 7.3 General Representations. Each Party represents and warrants that on the Effective Date: (i) it is a corporation, duly established, validly existing and in good standing under the laws of its state or jurisdiction of incorporation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement; (ii) the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action; (iii) it has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (iv) the execution and delivery of this Agreement do not, and consummation of the transactions contemplated herein will not, violate any of the provisions of its charter or bylaws or any applicable state or federal laws applicable to them.

         Section 7.4 Assignment. No assignment of this Agreement or any of the rights or obligations set forth herein by any Party shall be valid without the specific written consent of the other Parties.

         Section 7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by first class mail postage prepaid and return receipt requested or sent by recognized overnight delivery service or facsimile transmission to the address below indicated:

        If to Millers Mutual:          The Millers Mutual Fire Insurance Company
                                       300 Burnett Street
                                       Fort Worth, Texas  76102-2799
                                       Attn:  Joy J. Keller
                                       Facsimile:  (817) 348-3765

        If to Millers Casualty:        The Millers Casualty Insurance Company
                                       300 Burnett Street
                                       Fort Worth, Texas  76102-2799
                                       Attn:  Joy J. Keller
                                       Facsimile:  (817)348-3765

        If to MiliRisk:                MiliRisk, Inc.
                                       300 Burnett Street
                                       Fort Worth, Texas  76102-2799
                                       Attn:  Terry G. Gaines
                                       Facsimile:  (817) 348-3765


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by recognized overnight delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         Section 7.6 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         Section 7.7 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         Section 7.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

         Section 7.9 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

         Section 7.10 Headings. Headings are solely for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 7.11 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted unless such invalid or unenforceable provision affects the fundamental purpose of this Agreement.

         Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties hereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile transmissions of originally executed copies.

         Section 7.13 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 7.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         Section 7.15     Arbitration.

         (a) To the fullest extent permitted by law, any controversy or claim arising out of or relating to any alleged breach shall be resolved by arbitration by a panel of three (3) arbitrators under the American Arbitration Association ("AAA") Arbitration Rules in force (the "AAA Rules") in accordance with the following:

         (1) In the event of any conflict between the AAA Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         (2) Either party may refer a matter to arbitration by written notice to the other party by giving notice as provided in this Agreement.

         (3)     The place of the arbitration shall be Fort Worth, Texas.

         (4) The claimant party shall appoint one arbitrator and the respondent party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator, in accordance with the AAA Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the AAA.

         (5) The decision of the arbitrators shall be made by majority vote and shall be in writing.

         (6) The decision of the arbitrators shall be final and binding on the parties save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

         (7) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

         (b) In the event any dispute is submitted to arbitration pursuant to Section 7.15(a) above, the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 7.15.

         (c) Except for arbitration proceedings pursuant to Section 7.15(a) above, no action (other than the enforcement of any arbitration decision) or lawsuit shall be brought by or between MiliRisk and Millers Mutual and/or Millers Casualty concerning or arising out of this Agreement.

         Section 7.16 Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                 THE MILLERS MUTUAL FIRE
                                 INSURANCE COMPANY



                                 By:    /s/ JOY J. KELLER
                                     ------------------------------------------
                                 Name:  Joy J. Keller
                                      -----------------------------------------
                                 Title: Chief Financial Officer
                                       ----------------------------------------


                                 THE MILLERS CASUALTY
                                 INSURANCE COMPANY



                                 By:    /s/ JOY J. KELLER
                                     ------------------------------------------
                                 Name:  Joy J. Keller
                                      -----------------------------------------
                                 Title: Chief Financial Officer
                                       ----------------------------------------



                                 MILIRISK, INC.



                                 By:    /s/ F. GEORGE DUNHAM, III
                                     ------------------------------------------
                                 Name:  F. George Dunham, III
                                      -----------------------------------------
                                 Title: President and Chief Executive Officer
                                       ----------------------------------------